SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 9, 2001

COCA-COLA ENTERPRISES INC.
 (Exact name of registrant as specified in its charter)

Delaware	01-09300	58-0503352
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339
(Address of principal executive offices, including zip code)

(770) 989-3000
(Registrant's telephone number, including area code)

Exhibit Index Page 4

Item 7. Financial Statements and Exhibits

(c) Exhibits.
1.01

Terms Agreement dated as of August 9, 2001 relating to the offering and sale of $450,000,000 aggregate principal amount of the Company's 5.375% Notes due 2006 and $550,000,000 aggregate principal amount of the Company's 6.125% Notes due 2011 (the "Notes").

1.02
Underwriting Agreement dated August 9, 2001

4.01

Form of the Company's 5.375% Notes due 2006

4.02

Form of the Company's 6.125% Notes due 2011

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES INC.

(Registrant)

Date: August 16, 2001
By:  S/ E. LISTON BISHOP III E. Liston Bishop, III Vice President and Deputy General Counsel

EXHIBIT INDEX
Exhibit No.	Description	Page No.
1.01	Terms Agreement dated as of August 9, 2001 relating to the offering and sale of $450,000,000 aggregate principal amount of the Company's 5.375% Notes Due 2006 and $550,000,000 aggregate principal amount of the Company's 6.125% Notes due 2011 (the "Notes").	5
1.02	Underwriting Agreement dated August 9, 2001	8
4.01	Form of the Company's 5.375% Notes Due 2006	27
4.02
	Form of the Company's 6.125% Notes due 2011	33